THIS IS A CONFIDENTIAL DOCUMENT (See Section 26 that follows,}

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS, THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Totally Hemp Crazy, Inc.

CONVERTIBLE PROMISSORY NOTE

Original Principal Amount: $165,000 Consideration Paid: $160,000

Fcbruary 2, 2015 ("Effective Date")

This Convertible Promissory Note, dated February 2, 2015, (the "Note"), is by and between Totally He1np Crazy, Inc., a Nevada corporation (the "Company"), its successors and assigns, and Donna Rayburn, an individual, with an address of 1756 Saddleback Ridge Road, Apopka, Florida 32703, to which the Company is issuing this Note as "Holder". This Note is being issued pursuant to exemptions from registration under the Securities Act of 1933 of the United States, as amended:

1. PRINCIPAL, INTEREST, MATURITY DATE. For value received under the Note, the Company, its successors and assigns, hereby promises to pay to the Holder; or its successors or assigns, in immediately available funds, the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal"), when due, of one hundred and sixty-five thousand dollars ($165,000.00 U.S.) under the terms and conditions of this Note. The Principal hereof and any unpaid and continuing to accrue interest and fees thereon shall be due and payable to the Holder (unless such payment date is accelerated as provided in Section 10 hereof) not later than ninety (90) days from the Effective Date, or May 3, 2015 (the "Maturity Date"). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 12 hereof. Interest on the unpaid principal balance of this Note shall accrue from the above date first written and shall continue to accrue until all unpaid Principal, interest and fees are paid in full. Interest shall be calculated at the compound interest rate of twelve percent (12%) per annum. The Consideration Paid by the Holder to the Company shall be one hundred and sixty thousand dollars ($160,000.00 U.S.) reflecting a $5,000 original issue discount ("OID”) on the Original Principal Amount.

2. PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note (the "Prepayment" or ''Prepayments") without penalty or premium, provided that concurrently with each such Prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such Prepayment. Prior to making such Prepayment(s) the Company is required to provide the Holder with advance written notice of such intent to make such Prepayment(s) of not less than ten (10) business days (the "Prepayment Advance Notice Period") before such Prepayment(s). During the Advance Notice Period, the Holder, in its sole option and discretion, may transfer or convert any or all of this Note, per the terms and conditions of the following Sections 6 and 7, ''Transferability" and "Conversion of Promissory Note" respectively. The terms and conditions of this provision in no way alter or cancel any of the rights of the Holder granted in any other provision within this Note.

3. RENEWAL.

(a) The Company may re1iew this Note upon not less than thirty (30) days advai1ce written notice to the Holder prior to the Maturity Date, wherein the granting of such renewal shall be at the sole option and discretion of the Holder (the "Renewal"). The Company shall pay the Holder a "Renewal Fee" on the date of such renewal, of ten percent (10%) of the total of the outstanding balance of amounts loaned to the Company, including principal, interest accrued fees and penalties. Holder, at its sole option and discretion, may allow the Company, or its successors or assigns, to add the Renewal Fee to the outstanding and unpaid balance of this Note of principal and interest, fees and penalties; wherein the amount of such Renewal Fee, as carried fo1ward unpaid, shall be added directly to the outstanding principal, on which interest fees and penalties is calculated and accrued.

(b) In order to effect the renewal of this Note, Holder may, at his sole option, require the Company to pay any Renewal Fee on any Maturity Date or extension thereof in cash, which cash payment shall be paid within three (3) business days of any Maturity Date or extension thereof. Should the Company renew this Note upon not less than thirty (30) days advance written notice to the Holder prior to the Maturity Date and fail to make said payment as a condition of said renewal, this Note shall become immediately in Default and any and all default provisions shall apply (Cf. Section 12).

(c) Should the Holder refuse to renew this Note, or should the Company fail to request a Renewal upon not less than thirty (30) days advance written notice to the Holder, the Company shall pay the Holder a penalty, in addition to applicable continuing interest due calculated based on the Default Interest Rate (Cf. Section ll, "(f)"), (the "Default Interest"), of five hundred dollars ($500.00 U.S.) per calendar day following the Maturity Date plus Default Interest on said five hundred dollars ($500.00 U.S.) per calendar day, until such time as the Note, including all principal, accrued ai1d unpaid interest including Default interest, fees and penalties, mid any and all costs of collection of any outstanding unpaid balance of the Note (including, but not limited to, attorney's fees and related costs), are paid in full.

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4. APPROVAL OF CORPORATE CHANGES AND CHANGES IN SHARE STRUCTURE. Until this Note is paid in full, including all outstanding loan amounts, interest and fees and penalties (if any), or converted (see Section 7 below), the Company must have written advance approval from the Holder before (i) amending its Articles of Incorporation or Bylaws, or changing its place of domicile, (ii) initiating or making any changes in its capital stock structure in form or content, including, but not limited to, changes in its type/class and quantity of authorized shares or changes in any class of shares designations or preferences, (iii) increases for any reason in its total number of shares of any class that are issued and outstanding,

(iv) any issuance of shares in connection with a merger or acquisition, (v) the authorization of additional stock classes, or the rescinding of any stock classes, (vi) issuing any stock grants to any employee or consultant for any reason or issuing any employee stock options, including the adoption of any employee stock option plan(s), (vii) issuing any common or preferred stock purchase warrants or options for any reason, including any connected or related to any funding agreements for the benefit of the Company, (viii) issuing, selling, transferring, or pledging, any of its capital stock, (ix) executing any form of convertible debt installment, including, but not limited to, convertible debentures or convertible notes, (x) engaging in any funding mechanism with any third party which involves the simultaneous or future issuance of capital stock or warrants or option, including any "504" or similar capital formation subscription agreements, and (xi) instituting any capital stock forward or reverse split (The "Changes in Capital Stock Structure'') Failure to obtain such written approval of the Holder for any reason on the above shall constitute an Event of Default (as hereinafter defined).

5. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a "Reorganization Event''), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note. This Note, in whole or in part, may be transferred, pledged, hypothecated, or assigned by the Holder in its sole option and discretion, the "Transfer", and all rights to the Conversion of this Note (as hereinafter defined); shall likewise be transferred, pledged, hypothecated, or assigned, in whole or in part, by the Holder in its sole option and discretion upon such Transfer.

6. CONVERSION 0F PROMISSORY NOTE

(a) Conversion Rights; Conversion Dates; Conversion Price. At any time, the Holder, at its sole option, shall have the right to request of the Company the conversion of the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, in whole or in part, into shares of the common stock of the Company (a "Conversion"). The Holder shall provide the Company with written notice of any Conversion (the "Conversion Notice") within five (5) business days of the date of Holder's verbal or written advice to the Company that the Holder is executing said Conversion (the "Conversion Date"), in a form similar or identical to the attached Exhibit A. Upon approval by the Board of Directors of

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the Company of said Conversion; the Company agrees to execute any Conversion requested by the Holder within the terms and conditions of the following Section 6 (b), "Method of Conversion". The Holder may continue to request conversion of the outstanding principal and interest of the Note until all outstanding principal and interest of this Note is paid in full, including any additional amounts due under Default or an Event of Default. Any amount so converted will be converted into common stock at a conversion price per share which is which is the lesser of (i) $0.001 per share, or (ii) at an eighty percent (80%) discount to the average of the five (5) lowest bid prices during the thirty (30) trading days prior to the date of the Conversion Notice (the "Conversion Price"). Such shares of common stock to be issued from such Conversion shall be referred to herein as the ''Conversion Shares".

(b) Method of Conversion.

(i) Notwithstanding anything to the contrary set forth herein, upon Conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal and interest of this Note is so converted. Rather, records showing the amount of this Note converted (or otherwise repaid) and the date of such conversion or repayment shall be maintained on a ledger substantially in the form of Annex 1 attached hereto (a copy of which shall be delivered to the Company with each Conversion Notice). It is specifically contemplated that the Company's counsel shall act as the calculation agent for conversions and repayments. In the event of any dispute or discrepancies, such records maintained by the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following a conversion of a portion of this Note, the amount of indebtedness will be the amount specified on. Annex l (which may be less than the amount stated on the face hereof).

(ii) The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of common stock or other securities or property on conversion of this Note in a name other than that of the Holder (or its street address), and the Company shall not be required to issue or deliver any such shares or either securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof, shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(iii) Upon receipt by the Company of a Conversion Notice, the Holder shall be deemed to be the holder of record of the common stock issuable upon such Conversion, the outstanding principal amount, the amount of accrued and unpaid interest, on this Note shall be reduced to reflect such Conversion, and, unless the Company defaults in its obligations under this Section, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Conversion Shares or other securities, cash or other assets, as herein provided, on such Conversion. If the Holder shall have given a Conversion Notice as provided herein, the Company's obligation to issue and deliver the certificates for the Conversion Shares shall be absolute and unconditional, irrespective of the absence of any action by the. Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, to any setoff, counterclaim, recoupment, limitation, or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other alleged breach by the Holder of any obligation to the. Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such Conversion.

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(iv) The Conversion Shares are to be issued by the Company's transfer agent via express courier to the Holder within three (3) business days from the Company's receipt of the Conversion Notice (the "Delivery Date''). Upon receipt of the Conversion Notice, the Company will immediately issue an instruction letter with all supporting documentation, as required by law, to facilitate the issuance of the Conversion Shares by the Delivery Date. The Company will bear all costs related to the issuance of the Conversion Shares, including all costs of obtaining an attorneys’ opinion letter regarding the Conversion, and the overnight delivery of the Conversion Shares, and shall maintain adequate authorized capital stock, in type and quantity, at all times until this Note is paid in full to, or fully converted by, the Holder, in order to facilitate the terms and conditions of this Section. Any failure of the Company to comply with the provisions of this paragraph shall be deemed by the Holder an Event of Default under this Note.

(v) All Conversion Shares to be issued are to be fully-paid, non- assessable, and lawfully issued by the Company. The Conversion Shares are to be freely transferrable on the books and records of the Company as and to the extent provided in this Note and applicable law.

7. CONVERSION LIMITATION. Notwithstanding Section 6 above, neither the Holder nor the Company may convert any outstanding amounts due under this Note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the Holder or which can be acquired by Holder upon exercise or conversion of any other instrument, would cause the Holder to own more than nine and nine-tenths percent (9.9%) of the Company's outstanding common stock. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from Holder to the Company.

8. EQUITY BONUS OF COMMON STOCK PURCHASE WARRANT. For entering into the making of this Note, the Company shall issue to the Holder within ten (10) business days of the Effective Date, a Common Stock Purchase Warrant (the "Warrant") of even date, for ten million (10,000,000) shares of common stock of the Company, expiring three (3) years from its date of issuance, exercisable, in whole or in part, on a cashless basis at the sole option of the Holder, at the lesser of (i) $0.005 per share, or (ii) at an eighty percent (80%)

Discount to the average of the five (5) lowest bid prices during the thirty (30) trading days prior to the date of exercise of the Warrant, in whole or in part (the "Exercise Price"). All of the shares issuable upon the exercise of the tights represented by the Warrant will, upon issuance and receipt of the Exercise Price, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its common stock to provide for the exercise of the rights represented by the Warrant. The Warrant shall also contain terms and conditions customary to common stock purchase warrants, which shall be to the satisfaction of the Holder including, but not limited to, piggyback and priority registration rights of the Holder.

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9. SECURITY. At the sole option and discretion of the Holder, upon written demand at any time until the unpaid outstanding balance of the paid in full including principal, accrued and unpaid interest and others fees and charges, this Note shall be secured in an amount equal to the Principal and Interest due by a "Security Agreement" between the Holder and the Company which will include, but not be limited to, the filing of one or more financing statements (The "Financing Statement(s)") by the Holder against any and all assets of the Company (the "Collateral"}The Company agrees to have its attorney prepare, update or amend the Financing Statement(s), which shall be reviewed in form and content by the Holder prior to the Company performing a filing in the appropriate venue. The Company agrees to pay all fees, including the cost of document filing stamps, and attorney and paralegal fees and expenses, connected with any Financing Statement(s), and will provide the Holder with proof of the filing of such Financing Statement(s), to its sole satisfaction, within fifteen (15) business days of the signing of this Note. For. the duration of this Note, the Company shall be responsible for updating any such filing of Financial Statement(s) as required by law, but not less than every six (6) months, and for filing any and all such continuation statements with the appropriate authorities. The Company understands that it may not use the Collateral to secure any additional agreements, security or otherwise, and that any release of any or all of the Collateral for securing other agreements is at the sole option of the Holder. Company acknowledges that the Holder has first prio1ity in payment of this Note over any and all other creditors, whether in cash or seizure of Collateral, and as such this Note cannot be subordinated to any other debt, or financing instrument without the express written consent of the Holder. Failure by the Company to adhere to any and all the preceding provisions of this paragraph shall be an Event of Default of this Note, and any and all obligations of the Holder to the Company, in the Holder's sole discretion and judgment, will cease.

10. DEFAULT. The occurrence of any one of the following events shall constitute a Default or an Event of Default:

(a) The non-payment, when due or not later than the Maturity Date, of any principal or interest pursuant to this Note;

(b) The material breach of any representation or warranty in this Note, or the terms and conditions of any Section of this Note, In the event the Holder becomes aware of a breach of this Section 11(b), the absolute determination of the existence of such breach being in the sole judgment of the Holder, the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

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(c) The breach of any covenant or undertaking, not otherwise provided for in this Section, or any failure on the part of the Company to fulfill its obligations under Section 23, "Further Assurances", or to any failure on the part of the Company, its officers, directors and majority shareholders to execute any documents connected or related to the protection of the interests of the Holder as stated or implied under this Note;

(d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree by a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or·consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement; insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder together with all accrued interest thereon, immediately due and payable (the thirty (30) day notice period in Section 1, above, will not be applicable in the case of an Event of Default), in which event it shall immediately be and become due and payable; provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof; all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

In the event that Holder at its sole discretion elects to allow the Company to continue with repayment of the principal and interest on this Note after an Event of Default, the interest rate on the unpaid principal of this Note will change to eighteen (18%) retroactive to the Effective Date, (the "Default Interest Rate"). As of the date of Default or any Event of Default, assuming the Holder allows reinstatement or continuation of this Note, the Default Interest Rate shall become the new rate of interest on this Note.

Any payments that the Holder allows under this section shall be made through a wire transfer of funds or Certified Check.

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Upon the occurrence of any Default or Event of Default, the Holder at its sole discretion may elect to immediately, or at any time, convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, in whole or in part, into shares of the common stock of the Company.

11. FILINGS. The Company shall make in a timely manner all necessary regulatory filings required to be made by the Company in connection with disclosures regarding this Note, and shall provide a copy thereof to the Holder promptly after such filing. Failure to comply with the provisions of this paragraph shall constitute an Event of Default of this Note.

12. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, or by facsimile or other electronic transmission (e.g., email), return receipt/or confirmation of receipt requested. Notice shall be deemed to have been received on the date and time of personal or overnight delivery or electronic transmission, if received during normal business hours of the recipient; if not, then on the next business day.

Notices to the Company shall be sent to: Totally Hemp Crazy, Inc.

9101 LBJ Freeway

Suite 650

Dallas, Texas 75242

ATTN: President

Notices to the Holder shall be sent to: Donna Rayburn

1756 Saddleback Ridge Road

Apopka, Florida 32703

13. REPRESENTATIONS AND WARRANTIES. the Company hereby makes the following representations and warranties to the Holder:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it \s now being conducted.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note. The execution, delivery and performance of this Note by the Company, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Note, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles· of general application.

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(c) Disclosure. Neither this Note nor any other document, certificate or instrument furnished to the Holder by or on behalf of the Company  in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(d) Non-contravention. The execution and delivery by the Company of this Note and the issuance of the securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the Articles of Incorporation nor Bylaws of the Company or its subsidiaries or (ii) any indenture, mortgage, deed or trust or other material agreement or instrument to which the Company or its subsidiaries is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authorities having jurisdiction over the Company or its subsidiaries or any of the Company's or its subsidiaries' properties or assets, except as to (ii) above such conflict, breach or default which would not have a Material Adverse Effect defined as "any change in or effect on the business of the Company that, individually or in the aggregate (taking into account al other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company, taken as a whole, except to the extent any such change or effect results from or is attributable to changes in general economic conditions or changes affecting the industry generally in which the Company operates (provided that such changes do not affect the Company in a materially disproportionate manner)."

(e) Absence of Certain Changes. Since December 31, 2014, no change, event or development has occurred in the business, financial condition, prospects or results of operations of the Company, and there has not existed any condition having or reasonably likely to have a Material Adverse Effect.

(f) Full Disclosure. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Holder that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Note.

(g) Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company's knowledge, threatened by or before any court or public or governmental authority which, if determined adversely to the Company or any of is subsidiaries, would have a Material Adverse Effect.

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(h) Absence of Events of Default. No "Event of Default" (as defined in any agreement or instrument to which the Company is party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

(i) Financial Statements; No Undisclosed Liabilities. If requested by the Holder, the Company has delivered to the Holder true and complete copies of its most recent balance sheet and the related statements of operations and cash flows including the related notes and schedules thereto (collectively, the "Financial Statements").

(j) Compliance with Laws; Permits. The Company is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively, "Laws”;) applicable to it or to the conduct of its business, except for such non-compliance which would not have a Material Adverse Effect. The Company possesses all permits, approvals, authorizations, licenses, certificates and necessary to conduct its business, except for those the absence of which would not have a Material Adverse Effect.

(k) Insurance. The Company shall maintain property and casualty, general liability workers compensation, environmental hazard, personal injury and other similar types of ins1.u·ai1ce with finm1cially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims, and the Company is not threatened by any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

(1) Tax Liabilities. No Claim has been made by ally taxing authority in any jurisdiction that the Company does or does not file tax returns or that the. Company is or might be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to tax matters has been requested by any foreign, federal state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company form any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's tax liability. The Company has not executed or entered into a closing agreement pursuant to section 712 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law and has not agreed nor is required to make any adjustments, pursuant to section 481(a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company. The Company does not have any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of section 897 (c) (2) of the Internal Revenue Code during the applicable period specified in section 897 (c)(l)(A)(ii) of the Internal Revenue Code.

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14. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder hereby represents and warrants to the Company that:

(a) the Holder is duly organized under the laws of the State of Florida and is an "accredited investor” within the meaning of Rule 501 (a)(l)-(4),(7) and/or (8) under the Securities Act and the securities to be acquired by it upon Conversion of the Note (the ''Securities") will be acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Holder's property shall at all times be and remain within its control;

(b) the Holder represents that (i) it is not in fact acting only as agent for another Holder (ii) that it is not a financial institution or other institutional investor, and (iii) it is acting for its own account or as a bona fide trustee for a trust organized and existing other than for the purpose of acquiring the Securities;

(c) this Note has been duly executed and delivered by the Holder;

(d) the execution and delivery by the Holder of this Note does not, and the consummation of the transactions contemplated hereby and thereby will not, contraverse or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon such Holder;

(e) such Holder understands that this Note has not been registered under the Securities Act, or qualified under the securities law of any state, on the grounds, among others, that no distribution: or public offering of the Securities is to be effected mid the Securities will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning the Act, and under any applicable state blue sky authority. The Holder understands that the Company is relying in part on the Holder’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Holder's representations, the Holder has. in mind merely acquiring the Securities for resale on the occurrence or nonoccurrence of some predetermined event. The Holder has no such present intention;

(f) this Note constitutes a valid and binding agreement of the Holder enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors' rights generally and (ii) equitable principles of general applicability;

(g) the Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Holder is capable of bearing the economic risks of such investment;

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(h) the Holder is knowledgeable, sophisticated and experienced in business and financial matters; the Holder has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Holder has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; the Holder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Holder has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Holder concerning the Company. The forgoing does not in any way relieve the Company of its representations and other undertakings hereunder; and shall not limit any Holder's ability to rely thereon; and

(i) no part of the source of funds used by the Holder to acquire the Securities constitutes assets allocated to any separate account maintained by the Holder in which any employee benefit plan (or its related trust) has any interest.

15. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Company consents to the jurisdiction of the courts of the State of Florida, or any state or federal court located in Seminole County, Florida.

16. GOVERNING LAW. TH1S NOTE SHALL BE GOVERNED. BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WJTH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACT$ MADE AND TO BE PERFORMED ENT1RELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

17. ATTORNEYS FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder's rights, whether or not suit is instituted, including reasonable attorney' s and paralegals' fees and costs through and including all trial and appellate levels and post-judgment proceedings and enforcements.

18. CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity Of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

19. CONSTRUCTION. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this Agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any .oilier provisions hereof, unless such a construction would be unreasonable.

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20. WAIVERS. All waivers must be in writing by the Holder. Any waiver or failure to enforce any provision of this Note on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

21. HEADINGS. The headings in this Note are for convenience and are not to be used in interpreting this Note.

22. COUNTERPARTS. This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The parties hereto agree that this Note, agreements ancillary to it, and related documents to be entered into in connection with this Note will be considered signed when the signature of a party is delivered by facsimile transmission, or an electronic copy of this Note is delivered bearing electronic signatures of the parties thereto. Such facsimile or electronic signature shall be treated in all respects as having the same effect as ru1original signature.

23. FURTHER ASSURANCES. The Company, its officers, directors and majority shareholders hereto shall cooperate with one another at reasonable times and on reasonable conditions and shall promptly execute and deliver any and all instruments and documents requested by the Holder as may be reasonably necessary in order to fully carry out the intent and purposes of this Note as contemplated by the Holder at any time prior to full repayment of the principal and interest due under this Note.

24. AUTHORITY TO BIND. A responsible officer of the Company has read and understands the contents of this Note and is empowered and duly authorized on behalf of the Company and its Board of Directors to execute it, and bind the Company to it.

25. FIRST RIGHT OF REFUSAL. As long as there is an outstanding balance remaining on this Note, in terms of Principal, interest and/or fees, the Company shall grant the Holder a first right of refusal on any subsequent financing offered from any third party (each, an "Offer"), wherein the Holder shall have five (5) business days advance notice to match or surpass the Offer before the Company accepts any such Offer.

26. CONFIDENTIALLITY, NON·DISCLOSURE. As to the knowledge and understanding gained by either party hereto, its employees, agents or representatives, of the other Party as to the content of this Note, wherein such information is not in the public domain (collectively, the ''Confidential Information''), such Confidential information shall be held in trust and in the strictest confidence by each party hereto. 1n addition, each party may make disclosures of the Confidential Information only to its employees, agents, representatives or consultants on a ''need to know" basis.

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